SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following was posted on the www.saveelpasonow.com web site under “Voting”:

INSTRUCTIONS FOR VOTING YOUR SHARES

MAKE SURE YOUR VOTE COUNTS!

Some shareholders have expressed confusion to us about how to ensure that all their shares get properly voted for the Zilkha slate of nominees at the Annual Meeting on June 17th. There are a number of ways in which you may hold your shares, and it is important that you sign, date and return all the BLUE cards that you receive. Likewise, it is important that you do not return any white cards you receive from El Paso.

Here are some voting tips to make sure your shares are represented at the Annual Meeting:

1.    SIGN, DATE AND RETURN EACH BLUE PROXY CARD YOU RECEIVE.

This is important because you may hold your shares in a variety of accounts, and each account is important. Furthermore, sometimes proxies get lost or delayed in the mail, and we want to make sure we receive your vote.

To support the Zilkha slate, you need only sign, date and return the card.

If you agree with our voting recommendations,

you do not need to mark your vote choices.

•	If you hold your shares in registered name. in the ESPP, or in the restricted stock plan (MIPS): Simply sign, date and return the BLUE proxy card today in the envelope provided, addressed to Selim K. Zilkha, c/o Innisfree M&A Incorporated, FDR Station, PO Box 5143, New York, NY 10150-5143.

•	If you hold your shares through a bank or broker: If you are a “Street-Name” holder, you will receive either a Blue Voting Instruction Form or a BLUE proxy card, depending on your bank or broker. Simply sign, date and return the BLUE proxy card in the envelope your bank or broker provides.

•	If you hold your shares through one or more of El Paso’s Employee Plans: Please note that your plan votes are completely confidential and will not be disclosed to El Paso’s management. It is important that you sign, date and return every BLUE voting instruction form you receive in the envelop provided, addressed to: Ellen Philip Associates Attention: Proxy Desk, P. O. Box 1997 G.P.O., New York, NY 10116-1997.

2.    DO NOT FOR ANY REASON RETURN THE WHITE PROXY CARD SENT TO YOU BY EL PASO.

If you inadvertently return a White proxy card, it may revoke your vote for us. Remember—only your latest dated proxy will count. If you have returned a white proxy card in error, you have every legal right to change your vote by signing, dating and returning a new BLUE proxy card today.

Remember, if you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-750-5837

***

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso’s stockholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission’s web site at http://www.sec.gov. You may also access copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212)750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is available in the proxy statement and Mr. Zilkha’s DFAN14A filed with the Commission on May 21, 2003.

Some of the statements contained in the following document may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around.

The following document may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in the following document, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.